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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 3, 1996 (except for Note 11, as to which the date is July 17, 1996), with respect to the combined consolidated financial statements of Coinmach Laundry Corporation, and March 20, 1996, with respect to the combined consolidated financial statements of Coinmach Corporation, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-3587) and related Prospectus of Coinmach Laundry Corporation for the registration of 4,000,000 shares of its common stock.



                                        ERNST & YOUNG LLP

Melville, New York
July 17, 1996